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EXHIBIT 99.1 WIRELESS HOLDRS TRUST PROSUPP DATED MARCH 30, 2001

PROSPECTUS SUPPLEMENT
(To Prospectus dated October 31, 2000)

                             [LOGO] WIRELESS HOLDRs

                       1,000,000,000 Depositary Receipts
                            Wireless HOLDRS SM Trust

   This prospectus supplement supplements information contained in the prospectus dated October 31, 2000 relating to the sale of up to 1,000,000,000 depositary receipts by the Wireless HOLDRS SM Trust.

   The share amounts specified in the table on page 11 of the base prospectus shall be replaced with the following:

                                                            Primary U.S.
                                                     Share    Trading
                 Name of Company             Ticker Amounts    Market
      -------------------------------------  ------ ------- ------------
      AT&T Corp.--AT&T Wireless Group         AWE       40      NYSE
      Aether Systems, Inc.                   AETH        1   Nasdaq NMS
      Crown Castle International Corp.       TWRS        4   Nasdaq NMS
      LM Ericsson Telephone Company          ERICY      74   Nasdaq NMS
      Motorola, Inc.                          MOT       41      NYSE
      Netro Corporation                      NTRO        1   Nasdaq NMS
      Nextel Communications, Inc.            NXTL       16   Nasdaq NMS
      Nextel Partners, Inc.                  NXTP        4   Nasdaq NMS
      Nokia Corp.                             NOK       23      NYSE
      Qualcomm Incorporated                  QCOM       13   Nasdaq NMS
      Research In Motion Limited             RIMM        2   Nasdaq NMS
      RF Micro Devices, Inc.                 RFMD        4   Nasdaq NMS
      SK Telecom Co., Ltd.                    SKM       17      NYSE
      Sprint Corporation--PCS Group           PCS       21      NYSE
      Telesp Cellular Holding Company         TCP        3      NYSE
      United States Cellular Corporation      USM        1      AMEX
      Verizon Communications                  VZ        17      NYSE
      Vodafone Group p.l.c.                   VOD       21      NYSE
      VoiceStream Wireless Corporation(/1/)  VSTR   5.0375   Nasdaq NMS
      Western Wireless Corporation           WWCA        2   Nasdaq NMS

     -------
     (1) On July 23, 2000, VoiceStream Wireless Corporation announced that it entered into a merger agreement with Deutsche Telekom AG. This transaction is subject to regulatory approval and customary closing conditions.

   The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

           The date of this prospectus supplement is March 30, 2001.